Exhibit 32.1

                                Certification of
                           Chief Executive Officer of
                          Universal Money Centers, Inc.

      I, David S. Bonsal, Chief Executive Officer of Universal Money Centers, Inc., hereby certify, in accordance with 18 U.S.C.ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 ("Section 906"), that:

      (a) The Quarterly Report on Form 10-QSB for the year ended July 31, 2003, which accompanies this certification, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

      (b) The information contained in the Quarterly Report on Form 10-QSB for the quarter ended July 31, 2003, which accompanies this certification, fairly presents, in all material respects, the financial condition and results of operations of Universal Money Centers, Inc.

Dated:  September 15, 2003.
                                    /s/ David S. Bonsal
                                    -------------------------
                                    David S. Bonsal
                                    Chief Executive Officer and Principal
                                    Financial Officer